UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): September 25, 2003

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                           Riggs National Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                     0-9756                     52-1217953
(State or other jurisdiction of   (Commission File             (IRS Employer
 incorporation or organization)       Number)                Identification No.)


             1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (202) 835-4309

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Item 11.   Notice of 401(k) Plan Blackout Period

By a notice dated August 15, 2003, Riggs Bank N.A., a wholly owned subsidiary of
 Riggs National Corp., notified its employees that the Riggs Bank N.A. 401(k) Plan, (the "Plan") will be changing recordkeepers effective October 1, 2003.

As a result of this change, the participants in the Plan temporarily will be unable to direct or diversify investments in their individual accounts, obtain a loan from the Plan, or obtain a distribution from the Plan. The limitation with respect to investments will apply to, among other investments, shares of Riggs National Corp. common stock held in participant accounts.

The blackout period for the Plan began on September 15, 2003 and is expected to end during the week of November 24th. The restrictions with respect to loans and distributions commenced September 15, 2003, and the restrictions with respect to investments commenced September 22, 2003.

During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or another interested person may obtain, without charge, a statement of the actual beginning and ending dates of the blackout period by submitting a request in writing to Riggs Bank N.A., Group Vice President, Director of Benefits, 800 17th Street N.W., Washington, D.C. 20006.

The issuer has designated Dori Boulden, GVP, Director of Benefits, Riggs Bank N.A., 800 17th Street, N.W., Washington, D.C. 20006; (202) 835-5944, to respond to inquiries about the blackout period.


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 25, 2003

                                     Riggs National Corporation



                                     By:  /s/ William A. Craig
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                                              William A. Craig
                                              Executive Vice President
                                              Human Resources